GINTEL FUND


               Amendment to the Transfer Agent Servicing Agreement


     THIS AMENDMENT dated as of January 1, 2002 to the Transfer Agent Servicing Agreement dated as of April 14, 2000, by and between the Gintel Fund, a Massachusetts business trust, and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company, shall be as follows:

     Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

GINTEL FUND                             U.S. BANCORP FUND SERVICES, LLC


By: _____________________________       By:  _____________________________


                                   GINTEL FUND


               Amendment to the Transfer Agent Servicing Agreement


     THIS AMENDMENT dated as of April 17, 2002 to the Transfer Agent Servicing Agreement, as amended, dated as of April 14, 2000, by and between Gintel Fund, a Massachusetts business trust, and U.S Bancorp Fund Services, LLC (formerly Firstar Mutual Fund Services, LLC), a Wisconsin limited liability company shall be as follows:

     Paragraph 7 Proprietary and Confidential Information shall be amended and replaced in its entirety as follows:

7.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

     Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Trust's shareholders with any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

GINTEL FUND                                  U.S. BANCORP FUND SERVICES, LLC


By: _____________________________            By:  _____________________________




                 ADDENDUM TO TRANSFER AGENT SERVICING AGREEMENT


     THIS  ADDENDUM,  dated as of July 24, 2002,  modifies  the  Transfer  Agent
Servicing Agreement by and between U.S. Bancorp Fund Services, LLC (the "Transfer Agent") and Gintel Fund (the "Fund"), such Agreement being hereinafter referred to as the "Agreement."

     WHEREAS, Section 352 of the USA Patriot Act (the "Act") and the Interim Final Rule (Section 103.130) adopted by the Department of the Treasury's Financial Crimes Enforcement Network (the "Rule") requires the Fund to develop and implement an anti-money laundering program and monitor the operation of the program and assess the effectiveness; and

     WHEREAS, Section 326 of the Act, as proposed, requires the Fund to develop and implement a Customer Identification Program ("CIP") as part of the Fund's overall anti-money laundering program to ensure, among other things, that the Fund obtains certain information from each of its customers and to be reasonably sure it knows each of its customers; and

     WHEREAS, in order to assist its transfer agent clients with their anti-money laundering compliance responsibilities under the Act and the Rule, the Transfer Agent has provided to the Fund for their consideration and approval written procedures describing various tools designed to promote the detection and reporting of potential money laundering activity by monitoring certain aspects of shareholder activity (the "Monitoring Procedures") as well as written procedures for verifying a customer's identity (the "Customer Identification Procedures"), together referred to as the "Procedures"; and

     WHEREAS, the Fund desires to implement the Procedures as part of their overall anti-money laundering program and, subject to the terms of the Act and the Rule, delegate to the Transfer Agent the day-to-day operation of the Procedures on behalf of the Fund.

     NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1. The Fund acknowledges that they have had an opportunity to review, consider and comment upon the Procedures provided by the Transfer Agent and the Fund has determined that the Procedures, as part of the Fund's overall anti-money laundering program, are reasonably designed to prevent the Fund from being used for money laundering or the financing of terrorist activities and to achieve compliance with the applicable provision of the Bank Secrecy Act and the implementing regulations thereunder.

2. Based on this determination, the Fund hereby instructs and directs the Transfer Agent to implement the Procedures on the Fund's behalf, as such may be amended or revised from time to time.

3. It is contemplated that these Procedures will be amended from time to time by the parties as additional regulations are adopted and/or regulatory guidance is provided relating to the Fund's anti-money laundering responsibilities.

4. The Transfer Agent agrees to provide to the Fund (a) prompt written notification of any transaction or combination of transactions that the Transfer Agent believes, based on the Procedures, evidence money laundering activity in connection with the Fund or any shareholder of the Fund, (b) prompt written notification of any customer(s) that the Transfer Agent reasonably believes, based upon the Procedures, to be engaged in money laundering activity, provided that the Fund agrees not to communicate this information to the customer, (c) any reports received by the Transfer Agent from any government agency or applicable industry self-regulatory organization pertaining to the Transfer Agent's anti-money laundering monitoring on behalf of the Fund as provided in this Addendum, (d) prompt written notification of any action taken in response to anti-money laundering violations as described in (a), (b) or (c), and (e) an annual report of its monitoring and customer identification activities on behalf of the Fund. The Transfer Agent shall provide such other reports on the monitoring and customer identification activities conducted at the direction of the Fund as may be agreed to from time to time by the Transfer Agent and the Fund.

5.   The Fund hereby  directs,  and the Transfer  Agent  acknowledges,  that the
     Transfer Agent shall (a) permit federal regulators access to such information and records maintained by the Transfer Agent and relating to the Transfer Agent's implementation of the Procedures on behalf of the Fund, as they may request, and (b) permit such federal regulators to inspect the Transfer Agent's implementation of the Procedures on behalf of the Fund.

6. Fees and expenses (other than those already set forth in the Agreement) for services to be provided by the Transfer Agent hereunder shall be set forth in a fee schedule agreed upon by the Fund and the Transfer Agent from time to time. A copy of the initial fee schedule is attached hereto as Exhibit A.

7. This Addendum constitutes the written instructions of the Fund pursuant to the terms of the Agreement. Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

     IN WITNESS HEREOF, the undersigned have executed this Addendum as of the date and year first above written.



                                           _________________________________
------------------------------------
Gintel Fund                                U.S. Bancorp Fund Services, LLC



By:                                        By:  _____________________________
     -------------------------------
      Authorized Officer                           Authorized Officer





                Amendment to Transfer Agent Servicing Agreement


     WHEREAS, The Gintel Fund (the "Trust") and U.S. Bancorp Fund Services, LLC, ("USBFS") entered into a Transfer Agent Servicing Agreement (the "Agreement") dated April 14, 2000, and

     WHEREAS, The Trust and USBFS desire to amend this Agreement to reflect certain regulatory changes since the Agreement was initially executed as further detailed below:

     NOW THEREFORE, the parties agree that the following sentence be added to the end of the paragraph of Section seven (7) of the Agreement:

     "Further, federal examiners shall have access to information and records relating to anti-money laundering activities performed by USBFS hereunder and USBFS consents to any inspection authorized by law or regulation in connection thereof."



Dated this 13th day of August, 2002

GINTEL FUND                         U.S. BANCORP FUND SERVICES, LLC


By: _____________________________   By:  _____________________________
Attest: ___________________________ Attest: ____________________________